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KPMG
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN 55402


                         Independent Auditors' Consent


The Board of Directors
Minnesota Life Insurance Company and
Contract Owners of Variable Annuity Account:




We consent to the use of our reports included herein and to the reference to our Firm under the heading "AUDITORS" in Part B of the Registration Statement.



                                             /s/ KPMG LLP

                                             KPMG LLP



Minneapolis, Minnesota
April 24, 2000